FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER
This First Amendment to the Agreement and Plan of Merger (this “Amendment”) is dated as of December ___, 2016, among Royale Energy, Inc., a California corporation (“Royale”), Royale Energy Holdings, Inc., a Delaware corporation (“Parent”), Royale Merger Sub, Inc., a California corporation and a direct, wholly-owned Subsidiary of Parent (“Royale Merger Sub”), Matrix Merger Sub, Inc., a California corporation and a direct, wholly-owned Subsidiary of Parent (“Matrix Merger Sub”), and Matrix Oil Management Corporation, a California corporation (“Matrix” and, together with Matrix Merger Sub, Royale and Royale Merger Sub, the “Constituent Corporations”), and amends that certain Agreement and Plan of Merger made as of November 30, 2016, among Royale, Parent, Royale Merger Sub, Matrix Merger Sub and Matrix (the “Merger Agreement”).  Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings set forth in the Merger Agreement. Royale, Parent, Royale Merger Sub, Matrix Merger Sub and Matrix are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”
WHEREAS, the Parties desire to modify the Merger Agreement on the terms herein; and
WHEREAS, the Parties desire to amend the Merger Agreement to restate Annex I attached thereto.
NOW, THEREFORE, in consideration of the premises and mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:
ARTICLE I
 AMENDMENTS
Section 1.1 Amendments, Updates to Disclosure Schedules.
A.	Annex I of the Merger Agreement is hereby amended and restated in its entirety and replaced with the new Annex I attached hereto as Appendix A.
B.
Exhibit A to the form of LP Exchange Agreement with the Holders of all Limited Partnership Interests of Matrix Investments, L.P. attached to the Merger Agreement as Exhibit C thereto is hereby amended and restated in its entirety and replaced with the new Exhibit A attached hereto as Appendix B.

C.
Exhibit A to the form of LP Exchange Agreement with the Holders of all Limited Partnership Interests of Matrix Las Cienegas Limited Partnership attached to the Merger Agreement as Exhibit D thereto is hereby amended and restated in its entirety and replaced with the new Exhibit A attached hereto as Appendix C.

D.
Exhibit A to the form of LP Exchange Agreement with the Holders of all Limited Partnership Interests of Matrix Permian Investments, LP attached to the Merger Agreement as Exhibit E thereto is hereby amended and restated in its entirety and replaced with the new Exhibit A attached hereto as Appendix D.

Section 1.2 Miscellaneous.
A. No Further Amendments.  Except as expressly set forth in this Amendment, the Merger Agreement is hereby ratified and confirmed in accordance with its terms.
B. Governing Law.  This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.
C. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.  Any Party’s delivery of an executed counterpart signature page by facsimile or email is as effective as executing and delivering this Amendment in the presence of the other Party.  No Party shall be bound until such time as all of the Parties have executed counterparts of this Amendment.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

MATRIX OIL MANAGEMENT CORPORATION

By: ___________________________________
Name:
Title:

ROYALE ENERGY, INC.
By: ___________________________________
Name:
Title:

ROYALE ENERGY HOLDINGS, INC.
By: ___________________________________
Name:
Title:

ROYALE MERGER SUB, INC.
By: ___________________________________
Name:
Title:

MATRIX MERGER SUB, INC.

By: ___________________________________
Name:
Title:

APPENDIX A

Restated Annex I to Merger Agreement

See attached.

APPENDIX B

Restated Exhibit A to Form of LP Exchange Agreement with Holders of all Limited Partnership Interests of Matrix Investments, L.P. attached as Exhibit C to the Merger Agreement

See attached.

APPENDIX C

Restated Exhibit A to Form of LP Exchange Agreement with Holders of all Limited Partnership Interests of Matrix Las Cienegas Limited Partnership attached as Exhibit D to the Merger Agreement

See attached.

APPENDIX D

Restated Exhibit A to Form of LP Exchange Agreement with Holders of all Limited Partnership Interests of Matrix Permian Investments, LP attached as Exhibit E to the Merger Agreement

See attached.